UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 15, 2024

STIRLING HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56623	93-3514045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

ITEM 8.01 OTHER EVENTS.
August 1, 2024 Transaction Price
The transaction price for each share class of our common stock for subscriptions accepted as of August 1, 2024 (and repurchases as of July 31, 2024) is as follows:

Transaction Price (per share)
Class D	$25.8972
Class I	$25.8869
Class S	$25.8972
Class T	$25.8972
June 30, 2024 NAV per Share
Our board of directors, including a majority of our independent directors, has adopted valuation guidelines, as amended from time to time, that contain a comprehensive set of methodologies to be used by our Advisor and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. Our NAV per share, which is updated as of the last calendar day of each month, is made available on our toll-free, automated telephone line at (833) 591-3088. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Form 10 for how our NAV is determined. The Advisor is ultimately responsible for determining our NAV. All our property investments are appraised annually by third-party appraisal firms in accordance with our valuation guidelines and such appraisals are reviewed by our independent valuation advisor. We have included a breakdown of the components of total NAV and NAV per share for June 30, 2024.
Our total NAV presented in the following tables includes the NAV of all of our outstanding common stock as well as partnership units in the Operating Partnership held by parties other than us. The following table provides a breakdown of the major components of our total NAV as of June 30, 2024 ($ and shares in thousands, except per share/unit data):

Components of NAV
Investments in real properties	$63,100
Cash and cash equivalents	4,245
Restricted cash	2,848
Other assets	605
Mortgage notes, term loans, and revolving credit facilities, net	(30,671)
Other liabilities	(2,628)
Management fee payable	(84)
Non-controlling interests in joint ventures	—
Net asset value	$37,415
Number of outstanding shares/units	1,445
NAV per share/unit	$25.8891
The following table provides a breakdown of our total NAV and NAV per share/unit by class as of June 30, 2024 ($ and shares in thousands, expect per share/unit data):

	Class I Shares	Third Party Operating Partnership Units[1]	Total
As of June 30, 2024
Net Asset Value	$35	$37,378	$37,413
Number of outstanding shares/units	1	1,444	1,445
NAV per share/unit	$25.8869	$25.8891	$25.8891
_____________
(1)    Includes the partnership interest of the Operating Partnership held by the Special Limited Partner, if any.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the June 30, 2024 valuations:

	Discount Rate	Exit Capitalization Rate
Hotel properties	11.13%	8.60%

A change in these assumptions would impact the calculation of the value of our hotel properties. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our property values:

Sensitivities	Change	Asset Values
Discount rate	0.25% decrease	$64,100
	0.25% increase	$62,000
Exit capitalization rate	0.25% decrease	$63,900
	0.25% increase	$62,200
May 31, 2024 NAV per Share
Our total NAV presented in the following tables includes the NAV of all of our outstanding common stock as well as partnership units in the Operating Partnership held by parties other than us. The following table provides a breakdown of the major components of our total NAV as of May 31, 2024 ($ and shares in thousands, except per share/unit data):

Components of NAV
Investments in real properties	$62,900
Cash and cash equivalents	3,769
Restricted cash	3,686
Other assets	661
Mortgage notes, term loans, and revolving credit facilities, net	(30,543)
Other liabilities	(3,359)
Management fee payable	(44)
Non-controlling interests in joint ventures	—
Net asset value	$37,070
Number of outstanding shares/units	1,438
NAV per share/unit	$25.7727
The following table provides a breakdown of our total NAV and NAV per share/unit by class as of May 31, 2024 ($ and shares in thousands, expect per share/unit data):

	Class I Shares	Third Party Operating Partnership Units[1]	Total
As of May 31, 2024
Net Asset Value	$10	$37,060	$37,070
Number of outstanding shares/units	—	1,438	1,438
NAV per share/unit	$25.7709	$25.7727	$25.7727
_____________
(1)    Includes the partnership interest of the Operating Partnership held by the Special Limited Partner, if any.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIRLING HOTELS & RESORTS, INC.

Dated: July 15, 2024	By:	/s/ Stephen Zsigray
Stephen Zsigray
Chief Financial Officer